As filed with the Securities and Exchange Commission on July 1, 2002
                                                      Registration No. 333-53700

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------
                            PACER INTERNATIONAL, INC.

               (Exact name of registrant as specified in charter)

           Tennessee                            4731                       62-0935669
(State or other jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)       Classification Code Number)     Identification Number)

                               -------------------

                          2300 Clayton Road, Suite 1200
                                Concord, CA 94520
                                 (925) 979-4440

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Pacer International, Inc.
                             1999 Stock Option Plan

                            Pacer International, Inc.
                             2002 Stock Option Plan


                            (Full title of the plans)

                               -------------------

                                 Donald C. Orris
                 Chairman, President and Chief Executive Officer
                            Pacer International, Inc.
                          5251 DTC Parkway, Suite 1000
                             Denver, Colorado 80111
                                 (303) 694-5730

            (Name, address, including zip code, and telephone number,
              including area code, of agent for service of process)

                               -------------------
                                 With copies to:

                              James M. Lurie, Esq.
                                 O'Sullivan LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 408-2400

                               -------------------



                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                   Proposed           Proposed
                                                  Amount            Maximum           Maximum           Amount of
         Title of Each Class of                   to be         Offering Price       Aggregate        Registration
       Securities to be Registered            Registered (1)       Per Share       Offering Price          Fee
----------------------------------------------------------------------------------------------------------------------
======================================================================================================================
  Common Stock; $.01 par value                    2,535,334             (2)                (2)          $2,229.56
======================================================================================================================
  Common Stock; $.01 par value                      500,000         $15.82                 (3)          $  727.72
======================================================================================================================
TOTAL REGISTRATION FEE:                                                                                 $2,957.28
======================================================================================================================

(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) These shares are offered under the Pacer International, Inc. 1999 Stock Option Plan. Pursuant to Rule 457 (c) and 457 (h)(1), the maximum aggregate offering price is calculated as the sum of (a) the product of 2,431,028 shares issuable upon exercise of outstanding options at the weighted average strike price of approximately $9.29 per share, for an aggregate offering price of $22,584,250.12, and (b) the product of the remaining 104,306 shares issuable under the plan and the average of the high ($16.02) and low ($15.62) prices for the Common Stock as quoted in the Nasdaq National Market on June 26, 2002, or $15.82, representing a maximum aggregate offering price of $1,650,120.92.

(3) These shares are offered under the Pacer International, Inc. 2002 Stock Option Plan. Pursuant to Rule 457(c) and 457(h)(1), the maximum aggregate offering price is calculated as the sum of (a) the product of 500,000 shares issuable under the plan, shares issuable upon exercise of outstanding options the price of which is calculated based upon the high ($16.02) and low ($15.62) prices for the Common Stock as quoted in the Nasdaq National Market on June 26, 2002 approximately $15.82 per share, for an aggregate offering price of $7,910,000.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

         * The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         (a) The following documents, which have been filed by Pacer International, Inc., a Tennessee corporation (the Registrant"), with the Commission, are incorporated herein by reference:

               (i) The Registrant's definitive Prospectus dated June 12, 2002 filed pursuant to Rule 424(b) under the Securities Act.

               (ii) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on May 23, 2002.

         (b) In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item  4. Description of Securities

          Not applicable.

Item  5. Interests of Named Experts and Counsel

          Not applicable.

Item  6. Indemnification of Directors and Officers

      Under the Tennessee Business Corporation Act ("TBCA"), there is no specific provision either expressly permitting or prohibiting a corporation from limiting the liability of its directors for monetary damages. Our amended and restated charter provides that, to the fullest extent permitted by the TBCA, a director will not be liable to the corporation or its shareholders for monetary damages for breach of his or her fiduciary duty as a director.

      The TBCA provides that a corporation may indemnify any director or officer against liability incurred in connection with a proceeding if the director or officer acted in good faith or reasonably believed, in the case of conduct in his or her official capacity with the corporation, that the conduct was in the corporation's best interest. In all other civil cases, a corporation may indemnify a director or officer who reasonably believed that his or her conduct was not opposed to the best interest of the corporation. In connection with any criminal proceeding, a corporation may indemnify any director or officer who had no reasonable cause to believe that his or her conduct was unlawful.

      In actions brought by or in the right of the corporation, however, the TBCA does not allow indemnification if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director or officer if the director or officer is adjudged liable because a personal benefit was improperly received.

      In cases when the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, the TBCA provides that a court may order a corporation to indemnify a director or officer for reasonable expense if, in consideration of all relevant circumstances, the court determines that the individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

      Our amended bylaws provide that we will indemnify and advance expenses to our directors and officers to the fullest extent permitted by the TBCA. We also maintain insurance to protect any director or officer against any liability and will enter into indemnification agreements with each of our directors.

      In addition, the Registrant maintains liability insurance for its officers and directors.

Item  7. Exemption from Registration Claimed

           Not applicable.

Item  8. Exhibits

         Exhibit                            Description
         -------                            -----------
           No.
           ---

          3.1        Second Amended and Restated Charter of the Registrant.

          3.2        Second Amended and Restated ByLaws of the Registrant.

          4.1 Pacer International, Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit 10.29 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-53700)).

          4.2 Amendment No. 1 to Pacer International, Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit 10.38 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-53700)).

          4.3 Amendment No. 2 to Pacer International, Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit 10.50 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-53700)).

          4.4 Pacer International, Inc. 2002 Stock Option Plan (incorporated by reference to Exhibit 10.51 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-53700)).

          5.1 Opinion of Bass, Berry & Sims PLC (including the consent of such firm) regarding the legality of securities being offered.

          23.1 Consent of Bass, Berry & Sims PLC (included in their opinion filed as Exhibit 5.1 hereto).

          23.2 Consent of PricewaterhouseCoopers LLP, independent accountants.

          24.1       Powers of Attorney (included on signature page).

Item  9.  Undertakings

          (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 1st day of July, 2002.

                            Pacer International, Inc.

                            By: /s/ Donald C. Orris
                               --------------------------------
                               Donald C. Orris
                               Chairman, President and Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned directors and/or officers of Pacer International, Inc. (the "Registrant"), hereby severally constitute and appoint Donald C. Orris, Lawrence C. Yarberry, Michael F. Killea and James M. Lurie, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to each of them to sign for us, in our names and in the capacities indicated below, this Registration Statement on Form S-8, and any and all amendments to this Registration Statement on Form S-8, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                       Title                         Date
          ---------                       -----                         ----

                                  Chairman of the Board,
/s/ Donald C. Orris               President and Chief
-------------------------------   Executive Officer               July 1, 2002
Donald C. Orris

                                  Executive Vice
/s/ Lawrence C. Yarberry          President and Chief
-------------------------------   Financial Officer               July 1, 2002
Lawrence C. Yarberry

/s/ Joshua J. Harris
-------------------------------   Director                        July 1, 2002
Joshua J. Harris

/s/ Bruce H. Spector
----------------------------------------   Director                July 1, 2002
Bruce H. Spector

/s/ Marc E. Becker
----------------------------------------   Director                July 1, 2002
Marc E. Becker

/s/ Timothy J. Rhein
----------------------------------------   Director                July 1, 2002
Timothy J. Rhein

/s/ Michael S. Gross
----------------------------------------   Director                July 1, 2002
Michael S. Gross

/s/ Thomas L. Finkbiner
----------------------------------------   Director                July 1, 2002
Thomas L. Finkbiner

/s/ John J. Hannan
----------------------------------------   Director                July 1, 2002
John J. Hannan

                                  Exhibit Index

Exhibit                                Description
-------                                -----------
  No.
  ---

  3.1    Second Amended and Restated Charter of the Registrant.

  3.2    Second Amended and Restated ByLaws of the Registrant.

  4.1 Pacer International, Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit 10.29 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-53700)).

  4.2 Amendment No. 1 to Pacer International, Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit 10.38 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-53700)).

  4.3 Amendment No. 2 to Pacer International, Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit 10.50 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-53700)).

  4.4 Pacer International, Inc. 2002 Stock Option Plan (incorporated by reference to Exhibit 10.51 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-53700)).

  5.1 Opinion of Bass, Berry & Sims PLC (including the consent of such firm) regarding the legality of securities being offered.

  23.1   Consent of Bass, Berry & Sims PLC (included in their opinion filed as
         Exhibit 5.1 hereto).

  23.2   Consent of PricewaterhouseCoopers LLP, independent accountants.

  24.1   Powers of Attorney (included on signature page).